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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-36707, 333-43625, 333-36444), Form S-4 (No.
333-50346), and Form S-8 (Nos. 33-19425, 33-25872, 33-48818, 33-56061, 33-57677,
33-58933, 33-59139, 33-62367, 33-65230, 333-16037, 333-42247, 333-44517,
333-68153, 333-82433, 333-83365, 333-95727) of FleetBoston Financial Corporation
of our report dated January 17, 2001 relating to the financial statements, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
February 28, 2001